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                                                                    EXHIBIT 11.1


                                 BANCTEC, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)
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                                                                        THREE MONTHS ENDED
                                                                     MARCH 31,        MARCH 31,
                                                                       1997             1996
                                                                   -----------      -----------
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PRIMARY:
--------
Net Income                                                         $10,027,000      $ 8,682,000
                                                                   ===========      ===========
Shares outstanding beginning of period                              20,796,935       19,918,735
Treasury stock held during the year                                    (29,936)         (29,936)
Shares issued during the period and shares issuable
  from assumed exercise of stock options and stock
  purchase plan reduced by the number of shares
  which could have been purchased with proceeds
  from exercise of such options and unearned
  compensation on restricted stock awards                              473,241          527,792
                                                                   -----------      -----------
Weighted average number of shares outstanding,
  as adjusted                                                       21,240,240       20,416,591
                                                                   ===========      ===========
Primary net income per common and common
  equivalent share                                                 $      0.47      $      0.43
                                                                   ===========      ===========

FULLY DILUTED:
--------------
Net Income                                                         $10,027,000      $ 8,682,000
Add after tax interest expense applicable to
  7 1/4% convertible subordinated debentures                           507,000          579,000
                                                                   -----------      -----------
Net Income, as adjusted                                            $10,534,000      $ 9,261,000
                                                                   ===========      ===========

Shares outstanding beginning of period                              20,796,935       19,918,735
Treasury stock held during the year                                    (29,936)         (29,936)
Shares issued during the period and shares issuable
  from assumed exercise of stock options and stock
  purchase plan reduced by number of shares which
  could have been purchased with proceeds from
  exercise of such options and unearned compensation
  on restricted stock awards                                           679,270          526,969
                                                                   -----------      -----------
Weighted average number of shares
  outstanding, as adjusted excluding 7 1/4%
  convertible subordinated debentures                               21,446,269       20,415,768
                                                                   ===========      ===========

Fully diluted income per common and common
  equivalent share excluding 7 1/4% convertible
  subordinated debentures                                          $      0.47      $      0.43
                                                                   ===========      ===========
Weighted average shares issuable assuming conversion
  of 7 1/4% convertible subordinated debentures                      1,538,720        1,738,293
Weighted average number of shares outstanding as
  adjusted                                                          22,984,989       22,154,061
                                                                   -----------      -----------
Fully diluted net income per common and common
  equivalent share                                                 $      0.46      $      0.42
                                                                   ===========      ===========
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